UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 12, 2005

Memory Pharmaceuticals Corp.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-50642	04-3363475
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

100 Philips Parkway, Montvale, New Jersey		07645
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(201) 802 - 7100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

The Compensation Committee of the Board of Directors of Memory Pharmaceuticals Corp. (the "Registrant") approved the grant, on May 12, 2005 (the "Grant Date"), of stock options to purchase an aggregate of 165,000 shares of the Registrant's common stock to certain of the Registrant’s executive officers. These grants were part of a larger stock option grant to the Registrant's employees on the Grant Date. The stock options have an exercise price of $2.39, the fair market value of the Registrant's common stock on the Grant Date, and will vest in equal quarterly installments over the two-year period commencing on the Grant Date.

o Dr. David A. Lowe, the Registrant's Chief Scientific Officer, was granted a stock option to purchase 55,000 shares of the Registrant's common stock;

o Mr. Gardiner F. H. Smith, the Registrant's Chief Business Officer, was granted a stock option to purchase 45,000 shares of the Registrant's common stock;

o Ms. Jzaneen Lalani, the Registrant's Vice President, Legal Affairs, was granted a stock option to purchase 35,000 shares of the Registrant's common stock; and

o Mr. Joseph M. Donabauer, the Registrant's Vice President & Controller, was granted a stock option to purchase 30,000 shares of the Registrant's common stock.

Mr. Smith was appointed Chief Business Officer, effective May 16, 2005. In connection with his appointment, the Compensation Committee of the Board of Directors of the Registrant approved an increase in Mr. Smith’s annual base salary to $264,608.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Memory Pharmaceuticals Corp.

May 16, 2005	By:	/s/ Jzaneen Lalani

Name: Jzaneen Lalani
Title: Vice President, Legal Affairs